Exhibit 10.31

**** INDICATES CONFIDENTIAL MATERIAL OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SEPARATELY WITH A REQUEST FOR CONFIDENTIAL TREATMENT.

PV Module Sales Contract

Contract No.: 2010-JKZJXS-0178-01

This Sales Contract (“Contract”) is made on August 18, 2010 (“Execution Date”) by and between:

(1)	The Buyer: M+W Italy Srl

Address: Palazzo Andromeda 2, via Paracelso 18, 20041 Agrate Brianza - MB, Italy

Tel.:+39 0396573321

Fax.: +390396573345

(2)	The Seller: Jinko Solar Import and Export Co. Ltd.

Address: Xuri District, Shangrao Economic Development Zone, Jiangxi Province, P.R.C.

Tel: +86-793-8469699

Fax: +86-793-8461152

It is hereby agreed as follows:

1.	Definitions

1.1	“Goods” means Photovoltaic Solar Modules with specification stipulated in this Contract.

1.2	“Proforma Invoice” (hereinafter referred to as “PI”) means the written document prepared by the Seller indicating the detailed power, quantity, payment terms, prices and shipment date for each shipment.

2.	Duration of the Contract

This Contract shall be effective upon being signed and sealed by both parties. Unless the Contract is terminated in accordance with the Article 6, it will remain in full force and effect until Goods are delivered and the Seller has received the payment in full amount in accordance with the Article 4. However, the Warranty provided by the Seller in this Contract shall survive the expiration of this Contract.

3.	Purpose and Implementation of the Contract

The Seller undertakes to manufacture and sell and the Buyer undertakes to purchase the Goods in accordance with the quantity and price agreed in Article 4.2.

PI is used for the sole purpose of administration and information (such as import and export) to specify the exact power, quantity and shipment date of each shipment and the Contract is legally binding even without PI. Once the Seller issues the PI according to this Contract, the Buyer shall accept the delivery and make the payment according to Article 4.

The Buyer shall acknowledge receipt of the PI by signing and returning the PI to the Seller within 3 business days upon its receipt. Failure of the Buyer to acknowledge receipt of the PI shall not affect the validity of this Contract or the obligations of the Buyer to take delivery of the shipments under the Contract.

4.	Contract Provision

4.1 Specification of Goods

60-cell Module made with 156×156 mm Multi-crystalline Solar cells with rated power as defined in Article 4.2 with the following data sheet:

•	Power tolerance: ±3.0%

•	Maximum system voltage: DC 1000 Voltage

•	Dimension 1650*992*45mm

Packing details: 20 pcs/pallet, 560 pcs/40ft

During the term of the Contract, the Seller may, but is not obligated to, make use of improved technology to produce the Goods so that the quality of the Goods delivered as compared to the specifications mentioned in this Article such as, but not limited to, power, cells type, back sheet, 60-cell modules, junction box, and connectors, may be different but will not be worse. Any change in the specifications will be effective after agreement with the Buyer which shall not be unreasonable withheld. In considering the installation project conducted by the Buyer, No changes are acceptable to dimensions, frame height, connector compatibility and peak power.

4.2 Price and Volume

Expected Time of Delivery (“ETD”)	Products	Committed Quantity(MWp)	Price CIF Ancona (Italy) (USD/Wp)	Total Amount (USD)
****. 2010		**** MWp		****
****. 2010:	JKM215P-60	**** MWp	$****	****
****. 2010	JKM220P-60 JKM225P-60	**** MWp		****
(**) ****. 2010		**** MWp		****
Subtotal		**** MWp		****
****.2011	(*)	**** MWp	$****	****
****.2011		**** MWp	$****	****
Subtotal		**** MWp		****
Total		26 MWp		****

(*)	the average power for the 8.5 MWp to be delivered in 2010 should be 220 Mp or above.

****	Confidential material omitted and filed separately with the Commission.

(**)The Seller will try its best effort to make the shipment with ETD on **** 2010(**** MWp) to be shipped before ****. 2010, however, failure of which shall not be deemed as a breach of contract by the Seller and no liability shall be borne by the Seller.

According to the unit price and Total Committed Quantity in the above schedule, the total purchase price under the Contract is amount to **** US dollar (**** US dollars).

The purchase price for each shipment will be calculated based on the cumulative nominal power output of the solar modules as recorded on the PI.

The export port is Shanghai, China, and the destination port is Italian main port (i.e. Ancona, Italy). The destination port shall be notified by the Buyer to the Seller within 30 days before the month of shipment.

4.3 Payment Terms

Down Payment for this Contract:

**** US dollar representing ****% of the total Contract purchase price as Down Payment shall be paid by the Buyer by T/T within **** working days upon receiving the bank guarantee letter issued by the Seller. Such bank guarantee letter shall only become effective after the Seller received the Down Payment in full paid by the Buyer. The Down Payment shall be offset for ****% of the price of each shipment.

The remaining payment:

•	The remaining ****% payment for each monthly quantity shall be paid by irrevocable L/C within **** days against the date of Bill of Lading.

For the shipment in 2010, the Buyer shall issues the L/C within **** working days upon the execution of this Contract and which shall be acceptable to Seller and in favor of Seller covering the ****% of the total payment for the Goods with ETD in 2010 (**** US dollar in total)

For the shipment in 2011, the Buyer shall issues the L/C at least **** days before the first ETD in 2011 and which shall be acceptable to Seller and in favor of Seller covering the ****% of the total payment for the Goods with ETD in 2011 (**** US dollar in total).

If the L/C is not in effect when a payment is due or is not sufficient to cover the entire amount owed to the Seller, the Buyer will pay the amount owned to Seller by T/T by the due date set forth above. Payment will not be considered made until Seller has a credit entry on its bank account.

****	Confidential material omitted and filed separately with the Commission.

The Seller shall be entitled to adjust the ETD and the Committed Quantity agreed in the Article 4.2, in case the Buyer delays to make payment in accordance with this Article 4.3.

If the Seller provides PI in accordance with the Contract, the Buyer shall make payment according to PI, otherwise the Buyer shall pay ****% of the due payment per week as liquidated damages, with a cap of ****% of the purchase price for unpaid shipment. If the late payment lasts for more than **** weeks, the Seller shall be entitled to terminate this Contract and retain the unabsorbed Down Payment.

4.4 Quantity & Shipment

Detailed shipment schedule is set forth in the schedule in Article 4.2:

The Goods shall be shipped on or before the ETD, only provided that all purchase price, including the down payment, has been paid by the Buyer according to Article 4.3 of this Contract.

Meanwhile, if the Seller is not able to ship according to the Committed Quantity for any particular shipment the Seller is entitled to deliver the quantities in the following shipments and the Buyer has the obligation to accept such make-up quantities, however, the Buyer only obliged to take such delayed quantity once in a month. This paragraph shall not apply to the last two installment shipments in 2010 and the last installment 2011.

The Buyer and the Seller agree on a grace period 15 calendar days for late shipment starting from the ETD. After this delay, the Seller shall pay liquidated damages of ****% of the amount of the PI for the delayed Goods per week until the actual shipment date. Nevertheless, the maximum liquidated damages shall not exceed the ****% of the amount of the PI for such delayed Goods.

Risk of loss and damage will be transferred from Seller to Buyer immediately after such Goods has passed over the ship rail at the shipment port. However, the title to each shipment shall be passed to Buyer only after the payment for such shipment has been received in full.

4.5 Take or Pay

The purchase of the Committed Quantity is a “take or pay” obligation on the part of the Buyer such that Buyer is absolutely and irrevocably required to accept and pay for the Committed Quantity over the period at the price set forth in Article 4.2. In the event that Buyer fails to take any or all shipments of delivery of its Committed Quantity in a given year, Seller shall invoice Buyer at the end of the year the ****% of the total unfulfilled committed amount. Buyer shall pay the difference within **** days immediately after the invoice date. Payment of such amount shall be deemed to be liquidated damages for Buyer’s breach of its obligation to purchase the Committed Quantity.

****	Confidential material omitted and filed separately with the Commission.

4.6 Seller’s Bank Account:

Bank Name: China Minsheng Banking Corp., Ltd., Nanchang Branch

Address:NO.237 XIANGSHAN NORTH ROAD NANCHANG, JIANGXI PROVINCE, CHINA

SWIFT: MSBCCNBJ035

BENEFICIARY’s Name: JINKO SOLAR IMPORT AND EXPORT CO.,LTD.

BENEFICIARY’s Address: Xuri District,Shangrao Economic Development Zone, Jiangxi Province, CHINA

BENEFICIARY’s A/C 3501144170000079

5.	Inspection/Claim/Warranty

5.1 Inspection

Within **** days after arrival of the Goods at the port of destination out of custom clearance, the Buyer shall conduct an inspection of the Goods in respect of quality, specification and quantity. The Buyer shall make a claim for any non-conformity and quality defect within this period. The said shipment shall be deemed to have been delivered as ordered and the Goods shall be deemed to conform to the agreed products specifications if the Buyer does not notify the Seller of the defect within **** days after the custom clearance at the port of destination.

5.2 Claim

If any of the Goods delivered by the Seller under this Contract is defective or damaged in full or in part for the reason attributable to the Seller, the Buyer shall claim replacement of said defective or damaged Goods within **** days calculating from arrival date at destination port out of custom clearance by showing inspection report issued by public recognized inspecting institute selected and confirmed by both parties in advance. The Seller shall replace the defective or damaged Goods thereafter within **** calendar days.

5.3 Warranty

The warranty period for material defects and workmanship is 5 (five years) from the date of Shipment.

The warranty period with respect to power output continues for a total of 25 years from date of Shipment, the first 12 years at 90% rated power output at STC and up to 25 years at 80% rated power output at STC.

Other stipulation of warranty is included in Appendix 1- Limited Warranty Policy.

6.	Termination

Other than the Circumstance stipulated in the Article 4.3 and Article 8, either party shall be entitled to terminate the Contract, if the other party is bankrupt, liquidated or insolvent.

In case the major part of the PV modules don’t reach the output power performance or show material defects at the time of inspection upon arrival, the buyer is entitled to terminate the contract.

****	Confidential material omitted and filed separately with the Commission.

7.	Confidentiality

Either party undertakes that it and its directors, officers, employees, representatives, agents, Contractors or affiliates will fully respect the confidentiality of internal business affairs of the other party. Each of the parties hereby undertakes to treat as confidential all information obtained from the other party or communicated to the receiving party pursuant to this Contract (or through discussions or negotiations prior to the Contract being entered into) or acquired in the performance of the Contract, and will not divulge such information to any person (except to its own employees and then only to employees who need to know the same) and will use such information solely in connection with performing its obligations under this Contract and not for its own benefit or for the benefit of any third party, provided that this Article shall not extend to information:

A.	which is rightfully in possession prior to the commencement of the negotiations resulting in the Contract; or,

B.	which is already public knowledge or becomes so at a further date (other than as a result of breach of this Article); or,

C.	which is communicated or disclosed to the receiving party by a third party lawfully in possession thereof and entitled so to disclose it.

However one party or its affiliate (including parent company, branch or subsidiary) may disclose the content of this Contract if so required by local law or relative government where such party or its affiliate is located.

As required by the applicable securities laws and stock and securities regulatory authority, either party may file a copy of this Contract or disclose information regarding the provisions hereof or performance hereunder.

8.	Force Majeure

Neither party shall be liable for failure to perform its obligations under the Contract if such failure results from circumstances beyond such party’s reasonable control. Therefore, there is no right to claim any indemnification for such a Force Majeure event which includes fire, flood, typhoon, earthquake, and other unforeseeable and unavoidable events.

The affected party will notify the other party as soon as reasonably practicable after the Force Majeure event occurring, and use reasonable endeavors to mitigate the effect of the event and to put right the Force Majeure event as soon as possible.

In case, the Force Majeure occurrence continues for a prolonged period more than 6 weeks, then the Seller or the Buyer shall have the right to terminate the Contract.

The Parties acknowledge and accept that the following events do not constitute a Force Majeure event:

•	Weather conditions which might reasonably have been forseen by the Party claiming Force Majeure and which are not unusually adverse.

•	Shortages or price fluctuations (including as a result of currency fluctuations) delayed delivery with respect to materials, supplies or components of equipment or other Services.

•	Strikes or other employee disturbances affecting only employees of the Contractor and of the Subcontractors.

•	Any delay or default of any Subcontractors to the extent not caused by the occurrence of Force Majeure event, as well as the rejection of any upllied materials or Spare Parts

9.	Governing Law

This Contract shall be construed under and governed by the laws of Switzerland.

10.	Arbitration

All disputes in connection with this Contract or the execution thereof shall be settled through amicable negotiations. In cases no settlement can be reached, the case may then be submitted for arbitration to the ARBITRATION INSTITUTE OF THE STOCKHOLM CHAMBER OF COMMERCE in accordance with the procedures promulgated by the said Arbitration Commission. The decision of the arbitration tribunal shall be final and binding upon both parties; neither party shall seek recourse to a court of law or other authorities to appeal for a revision of the decision. The arbitration fee shall be borne by the losing party.

11.	Liabilities

The Seller limits the liability in respect of any loss or damage whether to property or otherwise, or death or injury to persons arising out of or in connection with the supply of the Goods to a maximum indemnity equivalent to the value of the Goods.

In no event will any party be liable to the other party for loss of profits or for any indirect, incidental, consequential, special, or exemplary damages arising from the breach of this agreement, regardless of the type of claim and even if that party has been advised of the possibility of such damages.

Based on the requirement of Seller’s commercial strategy, Buyer warrants that it shall not resell Seller’s Goods into the country of Israel, failing of which Buyer shall be fully responsible for all of loss of Seller.

Buyer shall be responsible for any loss arising from its failure upon timely receipt of the Goods of Seller at the destination port.

In case that any party terminates the Contract unilaterally, the breaching party shall pay liquidated damages equal to **** % of the Contract amount to observant party without limiting the observant party’s other rights under the Contract.

Without prejudice of the generality of the foregoing, in case the Buyer fails to make the down payment in accordance with Article 4.3 of this Contract, the Seller will be entitled to terminate the Contract immediately and a ****% of the total contract price shall be paid by the Buyer to the Seller as the liquidated damages.

Unless the Contract is terminated by the Buyer according to article 6 of the Contract, the Buyer shall complete the Total Committed Quantity as stipulated in the article 4.4 of the Contract and pay the price according to article 4.2, failing of which will result to the liquidated damages amount to ****% of the total price of the Committed Quantity.

12.	Variation

No amendment to or variation of this Contract shall be effective unless made in writing and signed by the duly authorized representatives of both parties hereto.

13.	Assignment

Each party shall not in whole or in part, assign, sell, mortgage its interests or rights under this Contract to any third party unless the other party has provided prior written notice of such intention to this party. The Seller agrees to the assignment of the warranty under this Contract to the Buyer’s client.

14.	Notices

•	All notice shall be written in English and served to the other party by e-mail, fax or courier to the addresses as provided on first page of this Contract.

•	If any changes of the addresses occur, the party, whose address has been changed, shall inform the other party of the change of its address within 10 days after the change.

•	Any kind of unilateral modification by hand writing or erasure other than printing words to this Contract shall be deemed as invalid unless both sides sign and chop on such part.

15.	Third Party

Nothing in this Contract is intended to confer on any person who is not a party hereto any right to enforce any term of this Contract.

****	Confidential material omitted and filed separately with the Commission.

16.	Severance

If for any reason any provision contained in the Contract is declared illegal void or unenforceable, all other provisions contained in the Contract shall not be affected and accordingly shall remain in full force and effect.

17.	Language

This Contract is drafted in Chinese and English. In case of any discrepancy between the two versions, the English version shall prevail. This contract is executed in duplicate. Each party holds one version with the same effectiveness.

18.	Appendixes

Any Appendix of this Contract listed below constitutes part of this Contract. If there is any conflict between this Contract and the Appendixes, the content of this main Contract shall prevail.

IN WITNESS WHEREOF, the parties have signed this Contract as of the date first set forth above.

Signature and sealed

/s/ Jinko Solar Import and Export Co., Ltd.

/s/ Xiande Li

For and on behalf of
Jinko Solar Import and Export Co., Ltd.

Signature

/s/ Harald Friedrich

/s/ Jochen Körner

For and on behalf of
M+W Italy Srl

List of Appendixes

Appendix 1	Limited Warranty Policy—Jinko Warranty

Appendix 2	TÜV and IEC Certificates

[The remaining part is intentionally left for blank]

Appendix 1:

Jinko Solar Warranty Terms 2010

Photovoltaic Module Limited Warranty

1.	Limited Product Warranty – Five Year Repair, Replacement

Jinko Solar Co., Ltd. (“Jinko”) warrants that its photovoltaic modules together with the DC connector cable assemblies are free from defects, if any, in materials and workmanship under normal application, use, installation and service conditions for a period of pending sixty (60) months from the shipment date of Jinko modules (“Modules”) to the original end-customer (“Customer”). If Modules become malfunction or inoperative due to defect in material or workmanship during such pending sixty (60) months period set forth above, as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its own option, either repair or replace the Modules in problem. The repair or replacement remedy shall be the sole and exclusive remedy provided under this Limited Warranty.

2.	Limited Peak Power Warranty and Limited Remedy

A.	12 years

Provided that, within a period of twelve (12) years from the shipment date of the Modules to the Customer, any Module exhibits a power output less than 90% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko, as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its sole option and discretion, either [1] make up such loss in power by providing to Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place supplied by Jinko.

B.	25 years

Provided that, within a period of twenty-five (25) years from shipment date of the Modules to the Customer, any Module exhibits a power output less than 80% of the minimum peak power at Standard Test Conditions, and the reason for such loss in power is due to Modules’ defects in material or workmanship attributed to Jinko, as proved by an independent testing agency whom will be selected and confirmed by Jinko and Customer in advance. Jinko will, at its sole option and discretion, either [1] make up such loss in power by providing to the end-user Customer additional Modules; or [2] repair or replace the defective Modules including free shipping to the place applied by Jinko.

The remedies set forth in Section 2 are the sole and exclusive remedies provided under the limited minimum Peak Power Warranty.

3.	Exclusions and Limitations;

A.	Warranty claims, in any event, shall be filed in writing to Jinko or its authorized distributors within the applicable warranting period, not beyond the last day of the applicable period of time as stated above.

B.	These Limited Warranties will not apply to the Modules included below at Jinko’s own discretion:

•	Misuse, abuse, neglect, vandalism or accident;

•	Alteration, improper installation or application

•	Repair or modifications that do not strictly follow the manufacturer’s instructions;

•	Non-observance of Jinko’s maintenance instructions;

•	Power failure, electrical spikes or surges, lighting, flood, fire, accidental breakage or other events outside the control of Jinko.

C.	These Limited Warranties only cover the transportation costs for shipment of any repaired or replaced Modules to the place applied by Jinko. Any costs for returning the Modules to Jinko or its authorized agents and authorized distributors, or costs associated with installation, removal or reinstallation of the Modules, shall be borne by the end user Customer.

D.	Warranty claims will not be honored if the type or serial number of Jinko Modules have been altered, removed or made illegible without written authorization from Jinko.

4.	Transferability

This warranty is extended to the original end-user purchaser, and is also transferable to any subsequent owner of the location or holder of the product when Module(s) remain at their original installed location upon satisfactory proof of succession or assignment.

5.	Obtaining Warranty Performance

In order to obtain warranty service under the Jinko Limited Warranty, the end user Customer should promptly notify Jinko regional customer service center. Together with the notification, the complete serial number printed on the module label and the shipment date of its Modules shall be marked as well. If the Modules will be returned for inspection, repair or replacement by Jinko, Jinko will give the Customer a Return Merchandise Authorization (RMA). However, Jinko will not accept a return of any Modules without a RMA.

6.	Disputes

No action, regardless of form, arising out of or in any way connected with this Limited Warranty, may be brought by the end user Customer more than one (1) year from the date when causes of action occurred.

7.	Various

The repair or replacement of the Modules or the supply of additional Modules does not lead to a new commencement of warranty terms, nor shall the original terms of this Limited Warranty be extended. Any replaced Modules shall become the property of Jinko. Jinko shall at its own options to deliver another type of PV Modules (different in size, color, shape, or power), either a new brand or the original one, in case of that Jinko has discontinued producing the module in question at the time of the claim.

8.	Force Majeure

Jinko shall not be in any way be responsible or liable to the end user Customer or any third-party arising out of any non-performance or delay in performance of any terms and conditions of sale, including this Limited Warranty, due to fire, flood, blizzard, hurricane, thunder, acts of God, changes of public policies, terrorism, war, riots, strikes, unavailability of suitable and sufficient labor or materials and other events which are out of control of Jinko.

NOTE: “Peak Power” is the power in watt peak that a PV-module generates in its maximum power point. Jinko Solar measurements are as follows (a) light spectrum of AM 1.5, (b) an irradiation of 1,000W perm2 and (c) a cell temperature of 25 degree Centigrade. The measurements are carried out in accordance with IEC61215 as tested at the junction box terminals per the calibration and testing standards of Jinko valid at the date of manufacture of the PV-Modules. Jinko’s calibration standards shall be in compliance with the standards applied by international institutions accredited for this purpose.

Jinko Solar

Appendix 2:

TUVRheinland

Precisely Right.

Certificate

Registration No.: PV 60027062 Page 1 Report No.: 15033616.001

License Holder:

Jinko Solar Co., Ltd.

No.1 Jinko Road

Shangrao Development Zone

Jiangxi Province 334100

China

Manufacturing Plant:

Jinko Solar Co., Ltd.

No.1 Jinko Road

Shangrao Development Zone

Jiangxi Province 334100

China

Product:

PV Module

Type:

JKM160M-72, JKM165M-72, JKM170-72

JKM175M-72, JKM180M-72, JKM190-72

with 72*5” mono c-Si cells

JKM200M-96, JKM205M-96, JKM210M-96

JKM215M-96, JKM220M-96, JKM225M-96

JKM230M-96, JKM235M-96, JKM240M-96

with 96* 5” mono c-Si cells

JKM200P-60, JKM205P-60, JKM210P-60

JKM215P-60, JKM220P-60, JKM225P-60

JKM230P-60, JKM235P-60, JKM240P-60

with 60* 6” poly c-Si cells

Basis:

IEC 61215:2005

EN 61215:2005

“Crystalline silicon terrestrial

photovoltaic (PV) modules – Design

qualification and type approval”

Factory Inspection

To document the consistent quality of the product factory inspections are performed periodically.

www.tuv.com

TUVRheinland

ID: 0000025144

Qualified, IEC 61215

Periodic Inspection

Remarks:

The details of the factory inspection are documented in report no. 15033836.001.

Conditions:

The product test is voluntarily according to technical regulations. Any change of the design, materials, components or processing may require the repetition of some of the qualification tests in order to retain type approval.

The certificate has a validity of 5 years counting from date of issue.

Cologne, 30 September 2009

TUV Rheinland Product Safety GmbH, Am Grauen Stein, D-51105 Cologne

Certification body

TUVRheinland Product Safety GmbH

TUVRheinland

Dipl.-Ing. M. Adrian

TUVRheinland

Precisely Right.

Certificate

Registration No.: PV 60027770

Report No.:15033616.002

License Holder:

Jinko Solar Co., Ltd.

No. 1 Jinko Road

Shangrao Economic Development Zone

Jiangxi Province 334100

China

Manufacturing Plant:

Jinko Solar Co., Ltd.

No. 1 Jinko Road

Shangrao Economic Development Zone

Jiangxi Province 334100

China

Product:

PV Module

Type:

JKM160M-72, JKM165M-72, JKM170M-72 JKM175M-72, JKM180M-72, JKM185M-72 JKM190M-72

with 72*5” mono c-Si cells

JKM200M-96, JKM205M-96, JKM210M-96 JKM215M-96, JKM220M-96, JKM225M-96 JKM230M-96, JKM235M-96, JKM240M-96

with 96*5” mono c-Si cells

JKM200P-60, JKM205P-60, JKM210P-60 JKM215P-60, JKM220P-60, JKM225P-60 JKM230P-60, JKM235P-60, JKM240P-60

with 60*6” poly c-Si cells

Basis:

IEC 61730-1:2004

IEC 61730-2:2004

EN 61730-1:2007

EN 61730-2:2007

“Photovoltaic (PV) module safety qualification”

Factory Inspection

To document the consistent quality of the product factory inspections are performed periodically.

www.tuv.com

TUVRheinland

ID: 0000025144

· Qualified, IEC 61215

· Safety tested, IEC 61730

· Periodic Inspection

Remarks:

-IEC EN 61730 consists of part 1 (Requirements for construction) and part 2 (Requirements for testing).

-The above listed PV modules fulfil the requirements of Application Class A (Safety Class II). They may be used in PV plants at a maximum system voltage (Voc at STC) of up to 1000 VDC.

- The fire test (IEC 61730-2 / MST 23) was not performed.

-The details of the factory inspection are documented in report no. 15033836.001.

Conditions:

The product test is voluntarily according to technical regulations. Any change of the design, materials, components or processing may require the repetition of some of the qualification tests in order to retain type approval.

The certificate is valid until 30 September 2014.

Cologne, 19 November 2009

TUV Rheinland Product Safety GmbH, Am Grauen Stein, D-51105 Cologne

TUV Rheinland Product Safety GmbH

Certification body

TUVRheinland

Dipl.-lng. M. Adrian

SGS

VERIFICATION OF EMC COMPLIANCE

No.: SHEMO10020015501TXC

Applicant: Jinko Solar Co., Ltd

No 1 Jinko Road, Shangrao Economic Development Zone, Jiangxi Province 334100, China

Manufacturer: Jinko Solar Co., Ltd

No 1 Jinko Road, Shangrao Economic Development Zone, Jiangxi Province 334100, China

Product Description: PV Module

Model No: JKMXXXM-96, JKMXXXM-72, JKMXXXM-66, JKMXXXM-60, JKMXXXM-54, JKMXXXM-36, JKMXXXP-72, JKMXXXP-60, JKMXXXP-54, JKMXXXP-48, JKMXXXP-36(XXX:0W-300W)

Technical Data: Not supplied by client

Sufficient samples of the product have been tested and found to be in conformity with

Test Standard: EN 61000-6-1: 2007 EN 61000-6-3:2007

as shown in the Test Report Number(s): SHEMO10020015501

This verification of EMC Compliance has been granted to the applicant based on the results of the tests, performed by laboratory of SGS-CSTC Standards Technical Services (Shanghai) Co., Ltd. on the sample of the above-mentioned product in accordance with the provisions of the relevant specific standards and Directive 2004/108/EC. The affixing of the CE marking presumes in addition that the conditions in annexes III and V of the Directive are fulfilled.

CE

Tino Pan

E&E Section Manager

SGS-CSTC Feb 25, 2010

Copyright of this verification is owned by SGS-CSTC Standards Technical Services (Shanghai) Co., Ltd. and may not be reproduced other than in full and with the prior approval of the General Manager. This verification is subjected to the governance of the General Conditions of Services, printed overleaf.

Member of SGS Group (Societe Generale de Surveillance)

Note: You may contact us to validate this document by email address: ee.shanghai@sgs.com

This document is issued by the Company under its General Conditions of Service printed overleaf. Attention is drawn to the limitation of liability, indemnification and jurisdiction issues defined therein.

Any holder of this document is advised that information contained hereon reflects the Company’s findings at the time of its intervention only and within the limits of Client’s instructions, if any. The Company’s sole responsibility is to its Client and this document does not exonerate parties to a transaction from exercising all their rights and obligations under the transaction documents. Any unauthorized alteration, forgery or falsification of the content or appearance of this document is unlawful and offenders may be prosecuted to the fullest extent of the law.

SGSPAPER

09622658